Exhibit 10.5

DATED SEPTEMBER 1ST, 2001

                            OFFER/AGREEMENT TO LEASE

FROM:   THE BUCK-A-DAY COMPANY INC.
        465 Davis Drive, Suite 226
        Newmarket, Ontario
        L3Y 2P1

TO:     TANNERY MALL
        465 Davis Drive, Suite 119
        Newmarket, Ontario
        L3Y 2P1

THE BUCK-A-DAY COMPANY INC., hereinafter referred to as the "Tenant", offers to lease from the Tannery Mall, hereinafter referred to as the "Landlord", the premises, 465 Davis Drive, Newmarket, Ontario, which forms part of Lot 96, Concession 1, Part of Lot 10, Block D, Registered Plan 78 and designated as Part 1, Plan 65R-7199, for a term of FOUR YEARS (4), commencing on the 1ST day of SEPTEMBER 2001, upon the following terms and conditions. It is understood and agreed that the contract resulting from the acceptance of this Offer shall be as expressly set out herein and there are no collateral or other representations, warranties, conditions or agreements between the Landlord and Tenant, and none shall be implied. It is understood by the Tenant and Landlord that the Offer/Agreement to Lease shall become the lease upon the execution of signatures.

1.   THE DEMISED PREMISES

The demised premises of approximately 2,806 square feet as described on Schedule "A", Unit 402.

2.   THE TERM

The demised premises are to be leased for a term of FOUR YEARS (4) commencing on the 1ST day of SEPTEMBER 2001 and to be completed and ended on the last day of AUGUST 2005.

3.   BASIC RENT

The Tenant agrees to pay basic rent to the Landlord per annum in the sum of $38,722.80 plus the current rate of GST, now being 7%, $2,710.60 payable in equal monthly instalments commencing SEPTEMBER 1ST, 2001 of $3,226.90 plus the current rate of GST, now being 7%, $225.88 payable on the FIRST (1ST) day of each and every month during the original term of the lease.


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6.   FORMER BUSINESS TAXES

The Tenant agrees to pay an amount equal with the business taxes previously assessed by the authorities and charged by the Municipality for his rented premises. Now that the business taxes are no longer billed by the Municipality and are deleted from the Tenant's tax roll and the municipality is charging the Landlord directly for such former business taxes, the same amount which would have been due as previous business taxes, is payable to the Landlord by the tenant within 10 days of such bill provided by the Landlord.

7.   COMMON AREA MAINTENANCE CHARGES

Included in basic rent.

8.   UTILITIES AND REPAIRS

The Tenant covenants and agrees that he will pay all utilities, such as electricity, gas, water, their own garbage disposal and alike, and including the electrical costs of the HVAC air handling unit within his premises, as well as the proper maintenance; filter changes etc., of the HVAC air handling unit, and in addition to the above, the Tenant covenants and agrees to pay a Flat Rate of $30.00 plus the current rate of GST $2.10 per month on the FIRST (1ST) day of each and every month of the lease for the supply of cooled and heated liquid glycol required by their individual HVAC system.

If the Landlord pays any of the aforementioned utilities, or should the Landlord request to make on-account payments toward the above described utilities the Tenant agrees to pay to the Landlord directly same upon receipt of such bill.

In the event anytime during the term of the lease installation is taking place needing water supply and drainage, the Tenant agrees at his own cost to have a water meter installed to establish the usage time to time and the Tenant agrees to pay the Landlord the rates, which would be charged by the authorities for such usage. In the absence of a water meter, the Tenant agrees to pay the Landlord a mutually agreed amount monthly on a flat rate basis.

9.   USE OF DEMISED PREMISES

The Tenant agrees to use and operate the demised premises solely as a business office

10.  EXECUTION OF LEASE

The Tenant agrees that he will execute, within fifteen (15) days of receipt the Landlord's standard form of lease only subject to and full conformity with this offer to lease.

11.  INSURANCE

The Tenant agrees to keep in full force and effect at all times on the demised premises, liability and other insurance in amounts suitable to the Landlord and will provide the Landlord with a copy of same.


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13.  INTERNAL SIGNAGE

Internal signage is permitted with the Landlords approval and all related costs are the responsibility of the Tenant. All graphics are the responsibility of the Tenant and must have the approval of the Landlord.

14.  GST OR ITS REPLACEMENT

The Tenant agrees with the Landlord that in the event the G.S.T. is replaced or altered, the replacement or alteration is payable to the Landlord same as the original G.S.T. was, save and except the new rates will prevail.

15.  DEPOSIT WITH OFFER

The Tenant agrees to pay and the Landlord hereby acknowledges receipt of $6,969.76 to be applied toward the first and last months rent, first and last months HVAC and GST.

Breakdown of deposit:                                        GST
                                                             ---

                   First months rent        $ 3,226.90       $ 225.88
                   First months HVAC        $    30.00       $   2.10
                   Last months rent         $ 3,226.90       $ 225.88
                   Last months HVAC         $    30.00       $   2.10
                   Sub total                $ 6,513.80       $ 455.96
                                            ==========       ========
                   Total                    $ 6,969.76
                                            ----------

DATED AT NEWMARKET IN THE PROVINCE OF ONTARIO

THIS      DAY OF          , 2001.

                                       THE BUCK-A-DAY COMPANY INC.

                                       /s/ Edward Labuick
                                       -----------------------------------------
                                       Edward Labuick      Chairman & CEO

                                       I have authority to bind the Corporation.

/s/ [ILLEGIBLE]                        /s/ Edward Labuick
-------------------------              -----------------------------------------
        Witness

We hereby accept the above Offer to Lease on the terms set out.

DATED AT NEWMARKET IN THE PROVINCE OF ONTARIO

THIS 26th DAY OF September, 2001


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                    THE OLD DAVIS TANNERY CENTRE, NEWMARKET
                                  Fourth Floor

                                  [FLOOR PLAN]